Great Plains Energy
Edward Jones
Mid-Cap Utility Conference

March 25, 2008

Exhibit 99.1

FORWARD-LOOKING STATEMENTS
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include:
future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates;
effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisition or divestiture plans (including the acquisition of Aquila, Inc., and Aquila’s sale of assets to Black Hills Corporation); the outcome of Great Plains Energy’s review of strategic and structural alternatives for its subsidiary Strategic Energy, L.L.C.; and other risks and uncertainties. Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.
Forward Looking Statement

Kansas City Power & Light®
ENERGIZING LIFE

Strategic Energy

GREAT PLAINS ENERGY

- $2.1 billion market capitalization
- $4.8 billion in total assets
- $3.3 billion in revenues
- $133.4 million of core earnings or $1.57/share in 2007*
 Regulated electric utility:
 • $146.4 million in core earnings or
 $1.72/share in 2007
 • 506,000 customers in KS and MO
 • Total generation capacity: 4,053 MWs
 -   Coal 72%, nuclear 24%, natural gas
 and oil 3%, and wind 1%
 Comprehensive Energy Plan
 GXP is expanding its regulated platform with
 the proposed Aquila transaction
Competitive retail electricity provider:
• $7.6 million in core earnings or
 $0.09/share in 2007
• Projected MWh deliveries for 2008 of
 21 million to 25 million MWhs
• Serving approximately 109,000
 customers & 25,700 accounts
GXP is reviewing strategic alternatives
*Also includes $(20.6) million of other earnings that includes the company’s investments in affordable housing and unallocated corporate charges.
Great Plains Energy Overview

 2005-2008: Build the foundation
 ✓Landmark stakeholder collaboration effort resulted in
 Comprehensive Energy Plan and Sierra Club agreement
 ✓Successfully brought in partners, received approval under our CEP, and began construction of 850MW coal-fired plant in Missouri
 ✓Successfully delivered on 100MW wind generation
 ✓Successfully delivered on Phase 1 at LaCygne - SCR environmental
 ✓Successfully completed first two rate cases in Kansas and Missouri and will file a third case in 2008 in both states
 • Complete Iatan 1 AQCS late 2008 - early 2009
 • Conclude transformational steps:
 • Complete Aquila transaction
 • Finalize strategic alternative review for Strategic Energy
 • Continue construction of Iatan 2
Building a Track Record of Success

Spearville Wind Energy Facility
✓ 100MW completed on schedule and on budget
LaCygne
✓ Phase 1: Unit 1 SCR - Completed on schedule, under budget, and performing per specification
• Phase 2: Unit 1 - bag house and scrubber environmental upgrades
 • Project Definition Report completed in Q3 2007
 • Revised cost estimates higher than initial estimates
 • Work moved to 2011
Iatan Unit 1
• AQCS Environmental Project to be completed late 2008 - early 2009
Iatan Unit 2 Construction
• Cost / schedule re-assessment underway; results available in Q2
• Current project schedule for completion of plant in late summer 2010
Comprehensive Energy Plan Progress

• Develop long range resource plan and file Integrated Resource Plan in
 Missouri in August 2008
• Continue to engage community and regulators to develop energy efficiency and demand response as resource alternatives including potential:
 -  Energy Efficiency projects designed to reduce annual electricity demand 100MW by 2010; additional 200MW by 2012
• Continue development of environmental and renewable generation alternatives
• Potential to pursue an additional 400MW wind generation
 -  100MW by 2010 and additional 300MW by 2012
• Expected future Phase 3 environmental upgrades at LaCygne Unit 2 for
 BART
Developing Next Phase of Comprehensive
Energy Plan

2007 Regulatory Update:
Received approval for rate increases for 2008 in both Missouri and Kansas
 •Missouri:
 • Inclusion of Phase 1 LaCygne Unit 1 SCR environmental without disallowances
 • ROE: 10.75%
 • Increase of $35.3 million; including $10.7 million of additional amortization
 •Kansas:
 • Inclusion of Phase 1 LaCygne Unit 1 SCR environmental without disallowances
 • Negotiated settlement achieved
 • Increase $28 million; including $11 million added to depreciation reserve
 • Rates include an Energy Cost Adjustment mechanism and an Energy Efficiency
  Rider for recovery of Energy Efficiency and Demand Side Management costs
Regulatory Update:
Expect to file new rate cases in both states in 2008 on a schedule that allows for the inclusion of the Iatan 1 environmental upgrades
Expect to file new rate cases in both states in 2009 on a schedule that allows for the inclusion of Iatan 2
Regulatory Update

Iowa
Nebraska
Missouri
Kansas
KCP&L
Aquila

Kansas City Power & Light
ENERGIZING LIFE

Aquila

GREAT PLAINS ENERGY

+
FORGING A STRONGER
REGIONAL UTILITY
✓ Strong support for transaction from
 shareholders of both companies

✓ FERC approval received

✓ Nebraska, Iowa, & Colorado approval of Black
 Hills transaction
✓ Kansas approval for Black Hills and Great
 Plains
• Missouri hearings expected to begin April 21
• Transaction currently anticipated to close in
 first half of 2008
Aquila Transaction Update

• Allowed recovery of $10 million of transition costs as five year amortization starting with rates effective for Iatan 2 case (fall
 2010)
• Due to regulatory lag, no material synergy give back until rates set in the Iatan 2 rate case (fall 2010)
• No tracking of synergies
• No litigation of merger costs or synergies
Kansas Agreement

Highlights of Revised
Missouri Proposal
 • Earlier savings to customers, plus mitigation of future rate increases for both companies
 • Recovery of interest on Aquila non-investment grade debt
 through 2012 consistent with Aquila’s current approach
 • Great Plains shareholders expected to see accretion beginning in year 2
 • Aquila shareholders become part of a financially stronger company, including investment grade credit rating and dividend payment

What Has Changed
In Missouri
Previous “ask”	Current “ask”
•Immediate approval for retention of 50% of utility operational synergies ($260 million net of transition costs) over 5 years	•Recovery of utility operational synergies through traditional ratemaking process •Regulatory lag expected to provide opportunity for the retention of approximately 50% of the synergies
•Recovery of 50% of transition costs ($45 million) over 5 years	•Recovery of 100% of updated transition cost ($58.9 million) over five years
•Recovery of 100% of the transaction costs ($95 million) over 5 years	•Recovery of 100% of the revised transaction costs ($64.9 million) over 5 years •Company no longer requesting recovery of CIC and Rabbi Trust for Senior Aquila officers
•Recovery requested of actual interest costs in Aquila customer rates	•No recovery of Aquila actual interest costs in excess of equivalent investment grade costs
•Authorization to use additional amortizations in Aquila rate cases to meet credit metrics, consistent with KCP&L’s treatment	•Will include as a component in a future regulatory plan for Aquila
Amounts shown are total amounts before allocations between Missouri and Kansas jurisdictions.

Spring 2008
Summer 2008
Fall 2008
Winter 2008
2009
2010
2011

Missouri Hearings,
 Approval and Close
Shareholders
receive benefits of
synergies
File rate case
File rate case
Shareholders
receive benefits of
new synergies
Rates effective
Rates effective
Path to Synergy Sharing

Corporate OH & Other Not Allocated to Missouri
Regulated Operational Synergies
$302
$305
Reduced PP & Increased Revenue
Supply Chain Savings
Non-Fuel O&M
Previously Allocated to Black Hills

Great Plains expects to realize $675 million of total savings and synergies over five years
Interest Savings
Corporate Retained
& Merchant Savings
$302
$305
$68
$120
$131
$54
$27
$275
Significant Synergies Expected

✓Announced intent to evaluate
 strategic and structural alternatives
 for the business
• Review is in process and various
 alternatives are being considered
• Expect to complete and announce
 the outcome of the evaluation
 around the end of the first quarter of
 2008
Strategic Energy
Assessment Update

 2009 and beyond: Extend the platform
 • Include Iatan 1 AQCS in rates effective in 2009
 • Fully integrate Aquila and demonstrate ability to deliver on synergies
 • Complete Iatan 2 and incorporate into rates in 2010
 • Potential for additional 100MW of wind generation by 2010
 • Phase 2 environmental upgrades at LaCygne Unit 1 (bag house and scrubber) moved from 2009 to 2011
 • Potential for 300MW of additional wind generation by 2012
 • Expected future Phase 3 environmental upgrades at LaCygne Unit
 2 for BART
 • Potential for Energy Efficiency projects designed to reduce annual electricity demand
 - 100MW by 2010; additional 200MW by 2012
A Path to Growth

Great Plains Energy
Edward Jones
Mid-Cap Utility Conference

March 25, 2008

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Year Ended December 31
(Unaudited)

	Earnings		Earnings per Great Plains Energy Share	
	2007	**2006**	**2007**	**2006**
	(millions)			
KCP&L	$156.8	$149.6	$ 1.84	$ 1.91
Strategic Energy	38.4	(9.9)	0.45	(0.13)
Other	(36.0)	(12.1)	(0.42)	(0.15)
Net income	159.2	127.6	1.87	1.63
Preferred dividends	(1.6)	(1.6)	(0.02)	(0.02)
Earnings available for common shareholders	$157.6	$126.0	$ 1.85	$ 1.61
Reconciliation of GAAP to Non-GAAP				
Earnings available for common shareholders	$157.6	$126.0	$ 1.85	$ 1.61
Reconciling items				
KCP&L - allocation of holding company merger tax benefits	(5.7)	-	(0.07)	-
KCP&L - skill set realignment costs	(5.5)	5.8	(0.06)	0.07
KCP&L - mark-to-market impact of interest rate hedge	0.8	-	0.01	-
KCP&L - Hawthorn No. 5 litigation recoveries	-	(14.4)	-	(0.18)
Strategic Energy - mark-to-market impacts from energy contracts	(31.3)	33.4	(0.37)	0.43
Strategic Energy - allocation of holding company merger tax benefits	(0.3)	-	-	-
Strategic Energy - alternatives review retention	0.8	-	0.01	-
Other - merger transition non-labor costs	6.7	-	0.08	-
Other - mark-to-market impact of interest rate hedge	10.3	-	0.12	-
Other - skill set realignment costs	-	0.1	-	-
Core earnings	$133.4	$150.9	$ 1.57	$ 1.93
Core earnings				
KCP&L	$146.4	$141.0	$ 1.72	$ 1.80
Strategic Energy	7.6	23.5	0.09	0.30
Other	(20.6)	(13.6)	(0.24)	(0.17)
Core earnings	$133.4	$150.9	$ 1.57	$ 1.93

Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of certain unusual items and mark-to-market gains and losses on energy contracts. Great Plains Energy believes core earnings provides to investors a meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of Great Plains Energy’s prospective earnings potential. Core earnings is used internally to measure performance against budget and in reports for management and the
Board of Directors and are a component, subject to adjustment, of employee and executive incentive compensation plans. Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as an unusual item, and Great Plains Energy’s definition of core earnings may differ from similar terms used by other companies. The impact of these items could be material to operating results presented in accordance with GAAP. Great Plains Energy is unable to reconcile core earnings guidance to GAAP earnings per share because it does not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts.